UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549



                               FORM 8-K

                            CURRENT REPORT




PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported) December 3, 2003




                         Seaboard Corporation
        (Exact name of registrant as specified in its charter)


            Delaware                 1-3390                04-2260388
(State or other jurisdiction of   (Commission          (I.R.S. Employer
 incorporation or organization)   File Number)        Identification No.)


9000 W. 67th Street, Shawnee Mission, Kansas                66202
(Address of principal executive offices)                 (Zip Code)



(Registrant's telephone number, including area code)    (913) 676-8800



                            Not Applicable
    (Former name or former address, if changed since last report.)


Item 5. Other Events

On December 3, 2003, Seaboard Corporation announced that it has completed the sale of 100% of its investment in Fjord Seafood ASA. As a result of the transaction, Seaboard will receive net cash proceeds of approximately $37,000,000 and will recognize a gain of approximately $18,000,000, which includes approximately $4,000,000 of foreign currency translation gains previously recorded through other comprehensive income. The gain will not be subject to income tax.



                              SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                           DATE:  December 3, 2003

                           Seaboard Corporation

                           by: /s/ Robert L. Steer
                               Robert L. Steer, Senior Vice President,
                               Treasurer and Chief Financial Officer